UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2014

AUDIOEYE, INC.

DELAWARE	333-17746	20-2939845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5210 E. Williams Circle, Suite 500

Tucson, Arizona 85711

(Address of principal executive offices)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                                           Unregistered Sales of Equity Securities

Reference is made to the Current Report on Form 8-K filed by AudioEye, Inc. (the “Company”) on January 7, 2016 relating to the sale by the Company of an aggregate of 6,687,500 units to eleven accredited investors for gross proceeds of $2,675,000 in a private placement (the “Private Placement”).  On January 15, 2015, the Company sold additional 812,500 units under the Private Placement to one institutional investor for gross proceeds of $325,000 with no commission payable.  Accordingly, as a result of the placement of the additional units, the Private Placement consisted of 7,500,000 shares of the Company’s common stock and warrants (the “Warrants”) to purchase an additional 3,172,501 shares of common stock, which included Warrants to purchase 360,000 shares of the Company’s Common Stock issued to a placement agent.

The securities issued in the Private Placement were not registered under the Securities Act of 1933, as amended (the “Act”) in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated under the Act.  The securities may not be offered or sold in the United States by the holder in the absence of an effective registration statement or exemption from the registration requirements of the Act.  The Company intends to use the proceeds from the Private Placement for general corporate purposes.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 4.01                        Form of Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 7, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2015	AUDIOEYE, INC.

	By:	/s/ Nathaniel T. Bradley
Nathaniel T. Bradley, President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

4.01	Form of Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 7, 2016)